UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2026

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2026, the Board of Directors (the “Board”) of Ecolab Inc. (the “Company”) appointed Christophe Beck to the position of President, Darrell R. Brown to the position of Co-Chief Operating Officer – Global Markets, and Gregory B. Cook to the position of Co-Chief Operating Officer – Global Businesses, each effective April 1, 2026.

Mr. Beck, age 58, currently serves as Chairman and Chief Executive Officer of the Company, positions he has held since 2022 and 2021, respectively, and will continue to serve in these positions in addition to his new role. Over the past five years, Mr. Beck has served in senior executive leadership roles at the Company, including as Chief Executive Officer and President and, previously, as President and Chief Operating Officer.

Mr. Brown, age 62, currently serves as President and Chief Operating Officer of the Company, positions he has held since 2022. Previously, he served as Executive Vice President and President – Global Industrial from 2019 to 2022 and as Executive Vice President and President of Ecolab’s Energy Services Division from 2018 to 2019. During his 24-year tenure at Ecolab, Mr. Brown has held several leadership positions within the Company.

Mr. Cook, age 57, has served as Executive Vice President and President – Institutional Group since 2023. Previously, he served as Executive Vice President and General Manager – Global Institutional from 2021 to 2023 and as Senior Vice President and General Manager – Global Pest from 2020 to 2021. During his 28-year tenure at Ecolab, Mr. Cook has held key finance, sales and general management roles across Food & Beverage, Textile Care and Institutional.

Following the assumption of his new position, Mr. Brown will relocate from Naperville, Illinois, United States to Sydney, Australia, and will receive relocation benefits in accordance with an International Relocation Letter Agreement.  Upon the completion of his relocation, Mr. Brown will receive an annualized base salary of AU$1,300,000 (equivalent to $876,200 based on the exchange rate of AU$1 to $0.674) and will be eligible to receive an annual cash incentive award with a target award opportunity of 105% of his base salary. He will also be eligible to receive an annual long-term incentive award valued at $2,500,000 when the Company next grants such awards.

Upon assuming his new position, Mr. Cook will receive an annualized base salary of $750,000 and will be eligible to receive an annual cash incentive award with a target award opportunity of 105% of his base salary. He will also be eligible to receive an annual long-term incentive award valued at $2,200,000 when the Company next grants such awards.

There are no transactions between each of Mr. Beck, Mr. Brown and Mr. Cook (and their respective immediate family) and the Company that require disclosure in accordance with Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

On February 25, 2026, the Company issued a News Release announcing the appointments of Mr. Brown and Mr. Cook described in Item 5.02 above, a copy of which is attached hereto as Exhibit (99.1).

The information in Item 7.01 of this Current Report on Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	(99.1)	Ecolab Inc. News Release dated February 25, 2026.
	(104)	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: February 25, 2026	By:	/s/ Youhao Dong
Youhao Dong
Assistant Secretary

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